Nuveen Nasdaq 100 Dynamic Overwrite Fund N-2ASR

Exhibit 99(s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Nuveen Nasdaq 100 Dynamic Overwrite Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities(1)(2)
Fees to Be Paid	Equity	Common Shares $0.01 par value per share	Rule 456(b) and Rule 457(r)
	Other	Rights to purchase Common Shares(3)
Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—
	Other	Rights to purchase Common Shares(3)
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	Rule 415(a)(6)	1,971,792	$23.05	$45,449,805.60(4)	0.0001212(5)	$5,508.52	N-2	333-230438	April 25, 2019	$5,508.52(6)
	Total Offering Amounts					$45,449,805.60(4)		—
	Total Fees Previously Paid							$5,508.52(6)
	Total Fee Offsets							—
	Net Fee Due							$0

(1) An indeterminate number of Common Shares and subscription rights to purchase Common Shares are being registered as may from time to time be offered, on an immediate, continuous or delayed basis, at indeterminate prices.

(2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.

(3) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase Common Shares, including any shares issued pursuant to an over-subscription privilege or a secondary over subscription privilege, will be shares registered under this Registration Statement.

(4) The maximum aggregate offering price was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(5) The then-current fee rate was $121.20 per $1,000,000.

(6) The Registrant previously registered 11,355,021 Common Shares in reliance on Rule 457(c) under the Securities Act, with respect to which the Registrant paid filing fees of $31,722.07 in its prior Registration Statement (File No. 333-230438), which was declared effective on April 30, 2019 (the “2019 Registration Statement”). The Registrant subsequently carried forward 8,064,844 unsold Common Shares from the 2019 Registration Statement in a prospectus supplement relating to a later Registration Statement (File No. 333-255685), which went automatically effective on April 30, 2021 (the “2021 Registration Statement”). As of the time of this filing, 1,971,792 Common Shares remain unsold from the 2021 Registration Statement in which such Common Shares were carried forward. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward such unsold Common Shares, with respect to which $5,508.52 in filing fees have already been paid. Because this Registration Statement only includes such carry forward securities for which a registration fee was previously paid, no additional filing fees are currently due.